WEINBERG & COMPANY, P.A.
CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
Clickable Enterprise, Inc. and Subsidiaries

We hereby consent to the incorporation by reference in the foregoing Registration Statement on Form S-8 of our report dated June 21,2005, relating to the consolidated financial statements of Clickable Enterprise, Inc. and Subsidiaries (formerly Achievement Tec Holdings, Inc. and Subsidiaries) which appears in Clickable Enterprise, Inc.'s Annual Report on Form 10-KSB for the year ended March 31,2005, filed with the Securities and Exchange Commission on July 14, 2005.

Weinberg & Company, P.A.
WEINBERG & COMPANY, P.A.
Certified Public Accountants

Boca Raton, Florida
February 3, 2006